UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 2, 2018

LITHIUM EXPLORATION GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-175883	06-1781911
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

3800 North Central Avenue, Suite 820, Phoenix, Arizona	85012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (480) 641-4790

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 5.07	Submission of Matters to a Vote of Security Holders
Item 8.01	Other Events

On March 2, 2018, the Board of Board of Directors of Lithium Exploration Group Inc. (“we”, “us”, “our”, the “Company”) approved the an amendment (the “Amendment”) to our Articles of Incorporation to increase the authorized number of shares of common stock from 50,000,000 shares to 750,000,000 shares, par value $0.001. Subsequently, the Amendment was approved by written consent of the holder of 350,000 shares of our Series C preferred stock, which hold 100 for 1 voting rights with the holders of our common shares, being 51% of our issued and outstanding voting securities. The approval was made in accordance with Sections 78.320 and 78.390 of the Nevada Revised Statues, which provide that a corporation’s articles may be amended by written consent of the stockholders representing at least a majority of the voting power.

The Company will, as soon as practicable following the date of this Current Report on Form 8-K, file with the Securities and Exchange Commission and deliver to the shareholders a Schedule 14c Information Statement regarding approval of the amendment. Thereafter, following the expiration of the twenty-day (20) period mandated by Rule 14c, the Company will file Articles of Amendment to amend our Articles of Incorporation to give effect to the Amendment.

Item 9.01	Financial Statements and Exhibits

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITHIUM EXPLORATION GROUP, INC.

/s/ Alex Walsh
Alex Walsh
President and Director

Date: March 7, 2018